                                                                      EXHIBIT 12

                Statement of Ratio of Earnings to Fixed Charges

                         06/30/01 06/30/00 12/31/00 12/31/99 12/31/98 12/31/97 12/31/96
                         -------- -------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges
 Earnings available for
  fixed charges:
  Pretax earnings from
   continuing operations
   before adjustment for
   minority interest....  $209.7   $129.7   $329.8   $60.8    $288.2   $106.7   $208.5
  Add fixed charges:
   Interest expense,
    including
    amortization of debt
    discount and
    expense.............    28.0     27.0     54.7    30.4      27.9     23.7     19.5
                          ------   ------   ------   -----    ------   ------   ------
   Total earnings
    available for fixed
    charges.............  $237.7   $156.7   $384.5   $91.2    $316.1   $130.4   $228.0
                          ======   ======   ======   =====    ======   ======   ======
 Fixed charges:
  Interest expense,
   including
   amortization of debt
   discount and
   expense..............  $ 28.0   $ 27.0   $ 54.7   $30.4    $ 27.9   $ 23.7   $ 19.5
                          ------   ------   ------   -----    ------   ------   ------
   Total fixed charges..  $ 28.0   $ 27.0   $ 54.7   $30.4    $ 27.9   $ 23.7   $ 19.5
                          ======   ======   ======   =====    ======   ======   ======
 Ratio of earnings to
  fixed charges.........    8.49     5.80     7.03    3.00     11.33     5.50    11.69
                          ======   ======   ======   =====    ======   ======   ======
                         06/30/01 06/30/00 12/31/00 12/31/99 12/31/98 12/31/97 12/31/96
                         -------- -------- -------- -------- -------- -------- --------
Pro forma ratio of
 earnings to fixed
 charges
 Pro forma earnings
  available for fixed
  charges:
  Pretax earnings from
   continuing operations
   before adjustment for
   minority interest....  $212.7      N/A   $329.8     N/A       N/A      N/A      N/A
  Add fixed charges:
   Interest expense,
    including
    amortization of debt
    discount and
    expense.............    28.0      N/A     54.7     N/A       N/A      N/A      N/A
                          ------   ------   ------   -----    ------   ------   ------
   Total pro forma
    earnings available
    for fixed charges...  $240.7      N/A   $384.5     N/A       N/A      N/A      N/A
                          ======   ======   ======   =====    ======   ======   ======
 Pro forma fixed
  charges:
  Interest expense,
   including
   amortization of debt
   discount and
   expense..............  $ 28.0      N/A   $ 54.7     N/A       N/A      N/A      N/A
  Interest payments on
   debentures included
   in the units ........     6.5      N/A     13.0     N/A       N/A      N/A      N/A
  Amortization of equity
   unit offering
   expenses.............     1.5      N/A      3.0     N/A       N/A      N/A      N/A
                          ------   ------   ------   -----    ------   ------   ------
   Total pro forma fixed
    charges.............  $ 36.0      N/A   $ 70.7     N/A       N/A      N/A      N/A
                          ======   ======   ======   =====    ======   ======   ======
 Pro forma ratio of
  earnings to fixed
  charges...............    6.69      N/A     5.44     N/A       N/A      N/A      N/A
                          ======   ======   ======   =====    ======   ======   ======